Exhibit 32(i)

CERTIFICATIONS

I, Richard Surber, Chief Executive Officer of Nexia Holdings, Inc. (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. ' 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) the Quarterly Report on Form 10-QSB of the Registrant, to which this certification is attached as an exhibit (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: September 9, 2005	By:	/s/ Richard Surber
Richard Surber Chief Executive Officer

I, Richard Surber, Chief Financial Officer of Nexia Holdings, Inc. (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. ' 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1) the Quarterly Report on Form 10-QSB of the Registrant, to which this certification is attached as an exhibit (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: September 9 , 2005	By:	/s/ Richard Surber
Richard Surber Chief Financial Officer